Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A of Fidelity Rutland Square Trust II: Strategic Advisers Core Income Fund, Strategic Advisers Emerging Markets Fund, Strategic Advisers Income Opportunities Fund, Strategic Advisors International Fund, Strategic Advisers International II Fund, Strategic Advisers Small-Mid Cap Fund, Strategic Advisers U.S. Opportunity Fund, and Strategic Advisers U.S. Opportunity II Fund of our report dated April 20, 2011 on the financial statements and financial highlights included in the February 28, 2011 Annual Reports to Shareholders, which is also incorporated by reference into the Registration Statement.

We further consent to the reference to our Firm under the heading "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts April 25, 2011